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                                                                     EXHIBIT 3.3

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                                 EOTT Energy LLC

                         ------------------------------

                  EOTT Energy LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

                  1.       The name of the limited liability company is: EOTT
Energy LLC

                  2. The certificate of formation of the company is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

                           1.       The name of the limited liability company
is: Link Energy LLC

                  3. This Certificate of Amendment to Certificate of Formation shall be effective on October 1, 2003

Executed on this 15 day of August, 2003

/s/ Thomas M. Matthews
-------------------------
Thomas M. Matthews - Authorized Person